Exhibit 10.2

                              CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT (the "Agreement"), dated as of the 24th day of August, 2007, by and between Welding Metallurgy Inc., a New York corporation with an address c/o Air Industries Group, Inc., 1479 Clinton Avenue, Bay Shore, New York, 11706 ("WMI" or the "Company") and Gantt Associates LTD, a New York corporation having an office at 31 & 31A Lamar Streeet, West Babylon, New York ("Gantt Associates") and John Gantt, an individual having an address at 183 Montecito Crescent Melville, New York (the "Consultant"). WMI, Gantt Associates and the Consultant are hereinafter sometimes individually referred to as a "Party" and jointly as the "Parties."

                                    RECITALS:

      WHEREAS, WMI desires that Gantt Associates make the services of the Consultant available to serve as a consultant and the Consultant desires to serve WMI in such capacity on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties hereto, intending to be legally bound, agree as follows:

      1. Engagement. WMI hereby engages Gantt Associates to make the Consultant available to serve as a consultant and the Consultant agrees to serve in such capacity. During the Term (as hereinafter defined), Consultant shall report directly to WMI's President, or to such person(s) as may be directed by WMI's President, and shall discharge to the best of his abilities all duties and responsibilities as may be reasonably assigned to him from time to time. During the Term, the Consultant shall be required to devote no more than twenty (20) hours of work per week, it being further agreed that when practicable, the Company shall allow the Consultant to provide his services by telephonic communication.

      2. Term. The initial term of the engagement under this Agreement shall be for a period of approximately three months commencing on the date hereof and ending on November 24, 2007 (the "Initial Term"). Upon expiration of the Initial Term, the engagement under this Agreement shall continue for an additional three month period unless either Gantt Associates or the Company gives written notice to the other no later than November 1, 2007, of his or its determination to allow this Agreement to expire as of the end of the Initial Term. The engagement under this Agreement shall terminate immediately upon the death of the Consultant or upon the onset of any disability which prevents the Consultant from rendering services to WMI. The period during which Gantt Associates is engaged by WMI is referred to as the "Term."

      3. Compensation. The compensation for the services to be provided to WMI hereunder during the Term shall be Thirty Thousand Dollars ($30,000.00) per month, payable to Gantt Associates in accordance with WMI's regular payroll practices, but no less frequently than twice a month and no later than the end of the month during which services are rendered. If the first or the last month of the Term begins or ends other than on the first or last day of a calendar month the amount due Gantt Associates for services rendered during such month shall be pro-rated based upon the number of days in such month during which the Consultant is engaged by WMI.

            In addition to the foregoing, WMI shall promptly reimburse Gantt Associates for all expenses incurred by it in the performance of its duties hereunder, including, without limitation, those incurred for business travel, provided that without the prior consent of the President of WMI Consultant shall not incur more than $2,000 of expenses in any month and further provided that Gantt Associates provides the Company with such receipts or other evidence of its expenses as are required by the Company's policies.

      4. Nonsolicitation of Customers and Employees. At all times during the Term and for a period of five (5) years from the date hereof, (a) the Consultant shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, solicit or attempt to solicit the business or patronage of any customer of the Company on behalf of a business which provides products or services competitive with those of WMI, nor shall Consultant interfere with the business relationship of WMI with any customer of WMI, and (b) the Consultant shall whether individually, as a director, manager, member, stockholder, partner, owner, employee, consultant or agent of any business, or in any other capacity, directly or indirectly, employ, solicit, disturb, entice away, or in any other manner persuade any employee of WMI or its affiliated entities (the "Corporation") to discontinue or alter his or her relationship with the Corporation.

      5. Noncompetition. At all times during the Term and for a period of five
(5) years from the date hereof, the Consultant whether individually, as a director, manager, member, stockholder, partner, owner, employee, consultant or agent of any business, or in any other capacity, shall not engage, directly or indirectly through any other person, in any business, enterprise or employment which competes with the business of the Corporation as conducted on the date hereof. The Consultant acknowledges and agrees that the business of the Corporation is of a worldwide nature and that any geographic limitation on the foregoing covenant would be ineffective to adequately protect the interests of the Corporation. The Consultant further acknowledges and agrees that the foregoing covenant is an integral part of his agreement to be engaged hereunder, is fair and reasonable in light of all of the facts and circumstances of the relationship between the Consultant, WMI and the Corporation. In the event any court of competent jurisdiction determines that, notwithstanding the foregoing acknowledgments, the scope of the restricted activities of the foregoing covenant is excessive or not enforceable, or that the foregoing covenant is not enforceable unless it is subject to a geographic limitation, this Agreement shall be deemed amended to reflect the maximum restrictions on activities and geographic scope allowable pursuant to such court's determination.

      WMI acknowledges that Consultant is a certified welding inspector and that nothing contained herein shall be deemed to prevent him from acting as a welding inspector for any entity not engaged in a business competitive with that of the Company or, in any event for any of Northrop Grumman, Boeing Corp., Lockheed Martin, Senior Flexonic and Sandia Laboratories. Further, Consultant shall be permitted to perform welding inspection services for businesses competitive with


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

the Company so long as Consultant provides no other services to any such entity and upon request of WMI advises such entity of the restrictions contained herein. To the extent that there is an inconsistency or ambiguity between this section and Section 7.1 of that certain Stock Purchase Agreement dated as of March 9, 2007 by and between Air Industries Group, Inc. ("Air Industries"), formerly, Gales Industries Incorporated, and John Gantt and Lugenia Gantt, the terms of this Agreement shall govern.

      6. Promissory Note. The Parties and the Consultant agree that the covenants contained in Sections 4 and 5 of this Agreement shall terminate in the event of a default by Air Industries Group, Inc. under that certain Subordinated Promissory Note pursuant to which Air Industries has agreed to pay to the Consultant and Lugenia Gantt or their assigns, the principal sum of Two Million Dollars ($2,000,000.00).

      7. Protection of Confidential Information. Consultant acknowledges that he has been and will be provided with information about, and his engagement by WMI will, throughout the Term, bring him into close contact with, many confidential affairs of the Corporation, including proprietary information about the business of the Corporation for example, but not by way of limitation, costs, finances, internal financial statements, projections, markets, sales, customers, vendors, products, key personnel, operational methods, formulas, methods of production, technical processes and methods, plans for future developments, software, data bases, computer programs, specifications, documentation, designs, trade secrets, technology, know-how, research and development, inventions, patents and copyrights (and any renewals, reissues, extensions, divisions, continuations and continuations in part thereof and registrations, applications, patents of addition and inventors certificates) and other information not available to the public (collectively "Confidential Information"), all of which are highly confidential and proprietary and all of which were or will be developed or acquired by the Corporation great effort and expense. Consultant further acknowledges that the services to be performed by him under this Agreement are of a special unique, unusual, extraordinary and intellectual character and that the nature of the relationship of Consultant with the Corporation is such that Consultant is capable of competing with the Corporation. In recognition of the foregoing, Consultant agrees that during the Term and thereafter he will:

            (a) keep secret all Confidential Information of the Corporation and not disclose the same to anyone outside of the Corporation except in furtherance of WMI's affairs or with WMI's prior written consent;

            (b) not make use of any of such Confidential Information for his own purposes or the benefit of anyone other than the Corporation, provided, however, that the restrictions contained in clauses (a) and (b) shall not apply at any time to Confidential Information which is then in the public domain (provided the Consultant was not responsible directly or indirectly for the fact that such secrets or information have entered the public domain without WMI's consent), and that these restrictions shall not apply to Confidential Information that is required to be disclosed by law, by subpoena or by any government, regulatory or self regulatory body, provided the Consultant uses reasonable efforts to advise WMI of the prospective disclosure of Confidential Information and discloses only such Confidential Information which counsel advises needs to be disclosed; and


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

            (c) deliver promptly to WMI on termination of this Agreement, or at any time WMI may so request, all Confidential Information, including but not limited to memoranda, notes, records, computer software discs, reports and other confidential documents (and all copies thereof) relating to the business and affairs of the Corporation, that he may then possess or have under his control, except that he may retain personal notes, notebooks, journals and diaries provided that such materials do not contain Confidential Information.

      8. Property Rights and Inventions. All rights in and to all data, information, reports, inventions, know-how, improvements, designs, devices, apparatus, practices, processes, methods or products, whether patentable or not, which are made, developed, perfected, devised, conceived or first reduced to practice by Consultant either solely or jointly with others, derived in whole or in part from Confidential Information (the "Inventions") (i) shall be and remain the sole and exclusive property of WMI, (ii) shall be considered trade secrets of WMI subject to the confidential requirement herein, and (iii) shall remain free of any claim of Consultant or any person deriving any rights or interest from Consultant.

      9. Specific Remedies. It is understood by the Consultant that the covenants contained in Sections 4, 5, 6 and 7 are essential elements of this Agreement and that, but for the agreement of the Consultant to comply with such covenants, WMI would not have agreed to enter into this Agreement. The Consultant acknowledges that the Corporation may have no adequate remedy at law if he violates any of the terms of Sections 4, 5, 6 or 7. The Consultant therefore understands and agrees that the Corporation shall have, without prejudice as to any other remedies, the right upon application to any court of proper jurisdiction and without posting of any bond or other security whatsoever, to a temporary restraining order, preliminary injunction, injunction, specific performance or other equitable relief, it being acknowledged and agreed that any such breach will cause irreparable injury to the Corporation and that money damages will not provide an adequate remedy to the Corporation.

      10. Independent Contractor. This Agreement does not create an employer/employee relationship between the Consultant and WMI. The Consultant agrees that he renders all services hereunder as an independent contractor and not as an employee or agent of WMI. The Consultant also agrees that he shall not have any rights to receive any employee benefits, such as health and accident insurance, sick leave or vacation as are in effect generally for employees of WMI. The Consultant will not enter into any agreements or incur obligations on behalf of WMI nor commit WMI in any other manner without prior written consent from a duly authorized officer or representative of WMI.

      11. Conflicts of Interests. Gantt Associates represents and warrants that it has the full power and right to enter into this Agreement and that there are no outstanding agreements, assignments, licenses, encumbrances or rights in other parties, private or public, which might interfere with, or preclude the carrying out of, the obligations under this Agreement.

      12. Successors; Binding Effect; Third Party Beneficiaries. WMI may assign this Agreement in whole or in part without the Consultant's consent. No assignment shall enlarge or expand the scope of the Consultant's services hereunder without the prior written consent of the Consultant.


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

            This Agreement is personal to Gantt Associates and the Consultant and, without the prior written consent of WMI, shall not be assignable by Gantt Associates or the Consultant. Air Industries and its subsidiaries shall each be deemed third party beneficiaries of this Agreement with the right to enforce the provisions of Sections 4,5,6 and 7 hereof. Except for the foregoing, this Agreement shall not create any rights in favor of any party other than the parties hereto or their respective successors and assigns.

      13. Law Governing; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the principles of conflicts of law). The Parties agree that the federal or state courts located in the State of New York shall have exclusive jurisdiction in connection with any dispute arising out of this Agreement. Any litigation proceeding under this Agreement shall be confidential in nature to the fullest extent permitted by applicable law.

      14. Severability. If any provision of this Agreement, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenants or rights or remedies which shall be given full effect without regard to the invalid portions provided that as so construed each of the parties receives substantially all of the benefits and remains subject to all of the burdens contemplated hereby. If any of the covenants set forth herein is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable.

      15. Headings. The headings of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms and conditions hereof.

      16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

      17. Modifications and Waivers. No term, provision or condition of this Agreement may be modified or discharged unless such modification or discharge is agreed to in writing and signed by each of the Parties hereto. No waiver by either Party hereto of any breach by the other party hereto of any term, provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      18. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter herein and supersedes all prior agreements, negotiations and discussions between the parties hereto, there being no extraneous agreements. This Agreement may be amended only in writing executed by the parties hereto affected by such amendment.


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

      19. Notices. Any notice or other written communications required or permitted to be given or made under this Agreement shall be given or made by either Party to the other in writing and shall be delivered by personal service or first class mail, postage prepaid, or overnight courier addressed to a Party at the address set forth above or at such other address as one Party may give notice of to the other Party. Notices or written communications shall be deemed to have been sufficiently given or made: (i) if by personal service, when performed; (ii) if mailed, three (3) days after being deposited in the mail, postage prepaid; or (iii) if by overnight courier, one (1) day after delivery to the overnight courier company.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first set forth above.


                                               WELDING METTALURGY INC.

                                               By: /s/ Peter D. Rettaliata
                                                   ---------------------------
                                               Name: Peter D. Rettaliata
                                               Title: President


                                               GANTT ASSOCIATES LTD

                                               By: /s/ John Gantt
                                                   ---------------------------
                                               Name: John Gantt
                                               Title: President


                                               By: /s/ John Gantt
                                                   ---------------------------
                                               JOHN GANTT


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